Exhibit 5.1

PILLSBURY WINTHROP SHAW PITTMAN LLP

2550 Hanover Street, Palo Alto, CA 94304

June 9, 2020

SiTime Corporation

5451 Patrick Henry Drive

Santa Clara, CA 95054

Re:         Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel for SiTime Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 filed on June 9, 2020 relating to the registration under the Securities Act of 1933 (the “Act”) of 3,500,000 shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”), of which 1,000,000 authorized but heretofore unissued shares (including 525,000 shares subject to the underwriters’ over-allotment option) are to be offered and sold by the Company and 2,500,000 shares are to be offered and sold by the selling stockholder (the “Selling Stockholder”). (Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Act (a “Rule 462(b) registration statement”) is herein referred to as the “Registration Statement.”)

We have reviewed and are familiar with such corporate proceedings and other matters as we have considered relevant or necessary for the opinions expressed in this letter. Based upon the foregoing, we are of the opinion that (i) the shares of Common Stock to be offered and sold by the Company (including any shares of Common Stock registered pursuant to a Rule 462(b) registration statement) have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable, and (ii) the shares of Common Stock to be offered and sold by the Selling Stockholder have been duly authorized and validly issued and are fully paid and nonassessable. The opinions set forth in this letter are limited to the General Corporation Law of the State of Delaware, as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

SiTime Corporation

June 9, 2020

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP